Filed pursuant to Rule 424(b)(3)
                                                          Reg No. 333-83266



PROSPECTUS SUPPLEMENT NO. 4
(To Prospectus filed with the Securities and Exchange Commission under cover of a Registration Statement on Form F-3 on February 20, 2002, as supplemented and amended by Prospectus Supplement No. 1, filed with the Securities and Exchange Commission on May 1, 2002, Prospectus Supplement No. 2, filed with the Securities and Exchange Commission on May 31, 2002, and Prospectus Supplement No. 3, filed with the Securities and Exchange Commission on June 7, 2002.)

                             ASML Holding N.V.
                         30,814,576 Ordinary Shares

         This Prospectus Supplement No. 4 supplements and amends the Prospectus relating to 30,814,576 of our ordinary shares, issuable upon conversion of our 5.75% convertible subordinated notes due 2006, as filed with the Securities and Exchange Commission under cover of a Registration Statement on Form F-3 on February 20, 2002, as supplemented by Prospectus Supplement No. 1, filed with the Securities and Exchange Commission on May 1, 2002, Prospectus Supplement No. 2, filed with the Securities and Exchange Commission on May 31, 2002 and Prospectus Supplement No. 3, filed with the Securities and Exchange Commission on June 7, 2002.

         The table on pages 13 through 16 of the Prospectus (as supplemented and amended) sets forth information with respect to the selling securityholders and the respective number of ordinary shares to be beneficially owned by each selling securityholder upon conversion of the 5.75% convertible subordinated notes due 2006 and that may be offered pursuant to the Prospectus (as supplemented and amended). This Prospectus Supplement No. 4 amends that table by adding the items set forth below.


--------------------------------------------------------------------------------------------------------------
            Selling Securityholder                 Number of Ordinary Shares to be       Percentage of Total
                                                   Owned Upon Conversion of 5.75%         Amount of Ordinary
                                                 Convertible Subordinated Notes due     Shares outstanding as
                                                       2006 and Offered Hereby           of December 31, 2001

--------------------------------------------------------------------------------------------------------------
AIG DKR Soundshore Strategic Holding Fund Ltd.                 14,898                             *

c/o DKR Management Company, Inc.
1281 East Main Street
Stamford, CT 06902
Tel: (203) 324-8400
Fax: (203) 324-8488
--------------------------------------------------------------------------------------------------------------
AIG DKR Soundshore Overseas Holding Fund Ltd.                  59,592                             *

c/o DKR Management Company, Inc.
1281 East Main Street
Stamford, CT 06902
Tel: (203) 324-8400
Fax: (203) 324-8488
--------------------------------------------------------------------------------------------------------------
*Less than 1%


         The Prospectus, together with Prospectus Supplement Nos. 1, 2, 3, and this Prospectus Supplement No. 4, constitutes the Prospectus required to be delivered by Section 5(b) of the Securities Act of 1933 with respect to offers and sales of ordinary shares, nominal value Euro 0.02 per share, issuable upon conversion of our 5.75% convertible subordinated notes due 2006.

         Prospective investors should carefully consider matters discussed under the caption "Risk Factors" beginning on page 1 of the Prospectus.

         Neither the Securities and Exchange Commission nor any U.S. state securities regulators have approved or disapproved of these securities or determined if this Prospectus Supplement No. 4 is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this Prospectus Supplement No. 4 is July 25, 2002.